As of July 25, 2023
AMENDED AND RESTATED BYLAWS
of
CNX RESOURCES CORPORATION

Incorporated under the Laws of the State of Delaware

ARTICLE I
OFFICES AND RECORDS
Section 1.1    Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.
Section 1.2    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
Section 1.3    Books and Records. The books and records of the Corporation may be kept at the Corporation’s corporate headquarters or outside the State of Delaware at such other place or places as may from time to time be designated by the Board of Directors.
ARTICLE II
STOCKHOLDERS
Section 2.1    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, and time as may be fixed by resolution of the Board of Directors.
Section 2.2    Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board of Directors (“Chairman of the Board”) or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).
Section 2.3    Place of Meeting.
(A)    The Board of Directors, the Chairman of the Board or, if delegated by the Board of Directors or the Chairman of the Board, the President, as the case may be, may designate the place, if any, of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board or as otherwise provided in Section 2.3(B). Except as otherwise provided in Section 2.3(B), if no designation is so made, the place of meeting shall be the principal office of the Corporation.
(B)    The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (1) participate in a meeting of stockholders; and (2) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.4    Notice of Meeting. Written or printed notice, stating the place, if any, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail or by such other means as may be permitted by law (including electronic communication), to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
Section 2.5    Quorum; Adjournment and Postponement. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The presiding officer of the meeting or a majority of the shares so represented may adjourn or postpone the meeting from time to time, whether or not there is such a quorum. No notice of the time and place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, of adjourned or postponed meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.6    Voting by Proxy. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his or her duly authorized attorney in fact. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 2.7    Organization. The Chairman of the Board, or, at the direction of the Chairman of the Board or in the Chairman of the Board’s absence or inability to act, the President, or, in their absence or inability to act, the officer or director whom the Board of Directors shall appoint, will call meetings of stockholders to order and shall preside at meetings of stockholders. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of any meeting of stockholders will determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: (a) imposing restrictions on the persons (other than stockholders of the Corporation, their duly appointed proxy holders and their qualified representatives) that may attend the meeting; (b) ascertaining whether any stockholder, proxy holder or qualified representative may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and (f) determining the date and times at which the polls for voting at the meeting will be opened and closed. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint a Secretary of the meeting.

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Section 2.8    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors, including pursuant to the Corporation’s notice of meeting or any supplement thereto, (b) by any stockholder of the Corporation present in person who was a stockholder of record at the time of giving of notice provided for in this Bylaw, on the record date(s) for the determination of stockholders entitled to notice of and to vote at the annual meeting and at the time of the annual meeting, who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Section 2.8 and, in the case of a nomination, who has nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting, or (c) with respect to a qualifying nomination at an annual meeting of stockholders of a Stockholder Nominee (as defined in Section 2.14 of these Bylaws) by an Eligible Stockholder (as defined in Section 2.14(D) of these Bylaws) and/or Nominating Stockholder (as defined in Section 2.14(E)(5) of these Bylaws) in accordance with Section 2.14 of these Bylaws (each such nomination, a “Proxy Access Nomination”). Clauses (b) and (c) of this Bylaw shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. If a stockholder does not appear at the meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered). A stockholder is not entitled to have its proposal of business or nominees included in the Corporation’s proxy materials as a result of such stockholder’s compliance with the provisions of this Section 2.8, except if such nominees are also submitted in accordance and in compliance with Rule 14a-19 promulgated under the Exchange Act and other applicable requirements of state and federal law. For purposes of this Section 2.8, “present in person” means that the stockholder proposing the nominations or other business to be brought before the meeting of stockholders, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, is in attendance at such annual meeting. For purposes of these Bylaws, a “qualified representative” of a stockholder means, (1) if such stockholder is a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (2) if such stockholder is a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (3) if such stockholder is a trust, any trustee of such trust.
(2)    Subject to Section 2.8(D)(3) of these Bylaws, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action under the Certificate of Incorporation, these Bylaws and applicable law and must not be expressly reserved for action by the Board of Directors under the Certificate of Incorporation, these Bylaws or applicable law. To be timely under clause (b) of paragraph (A)(1) of this Bylaw, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute proposals or nominations following the expiration of the time periods set forth in this Section 2.8. Such stockholder’s notice shall set forth:
(a)    as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy materials as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material

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contracts or agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates or any other participants in such solicitation, or others acting in concert (as defined below) therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if such Proposing Person were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, (iii) with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 2.8(C) of these Bylaws, and (iv) such other information as may reasonably be required by the Corporation to determine the eligibility and qualifications of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;
(b)    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders, any material interest in such business of each Proposing Person, including any anticipated benefit to the stockholder or any other Proposing Person therefrom and a description of all agreements, arrangements and understandings between any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(c)    as to each Proposing Person, (i) the name and address of such Proposing Person, (including, if applicable, the name and address as they appear on the Corporation’s books), (ii) (A) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (B) any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation, including without limitation (1) any option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position) which, assuming for purposes of these Bylaws, are presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the price, value, dividend or amount of dividend or volatility of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (2) other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the price, value, dividend or amount of dividend or volatility of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (B) being a “Derivative Instrument”); provided, however, that for the purpose of the term “Derivative Instrument” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise includes rights with an exercise or

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conversion privilege that is not fixed; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose a Derivative Instrument held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proposing Person has a right to vote any shares of any security of the Corporation, (D) any contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement (including any short position or any borrowing or lending of shares of stock), the purpose or effect of which is to mitigate loss, reduce economic risk (of ownership or otherwise) or increase or decrease voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation, including without limitation any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation, Derivative Instruments or Short Interests, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household, and (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Proposing Person (provided that, solely for purposes of this clause (H), references to the words “the Corporation” within the definitions of “Derivative Instrument” and “Short Interests” shall be replaced with the words “such competitor”), (iii) any material pending or threatened legal proceeding in which such Proposing Person is a party, material participant or has an interest (other than an interest that is substantially the same as all stockholders) involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (iv) any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation, any affiliate of the Corporation or any significant competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any significant competitor of the Corporation, on the other hand, (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vii) any other information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person, (viii) a representation that the stockholder intends to be present in person at the meeting to propose such business or nomination, (ix) a representation whether such Proposing Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) of proxies in support of such proposal or nomination, (x) a representation as to whether the Proposing Person or any other person with whom the Proposing Person is acting in concert intends to or will submit any other proposal at the meeting, and (xi) a representation regarding whether the Proposing Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and, in the event that such Proposing Person so intends, or is part of a group that so intends, a written agreement (in the form provided by the Secretary of the Corporation upon written request), on behalf of such Proposing Person and any group of which it is a member, in which such person acknowledges and agrees that (A) it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the Corporation’s nominees in accordance with Rule 14a-19(a)(3) promulgated under the Exchange Act, (B) it shall notify the Secretary of the Corporation promptly

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if any change occurs with respect to the intent of such person or the group of which such person is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees or with respect to the names of such person’s nominees, (C) if such person or the group of which it is a part (1) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such person’s nominees, and (D) upon request by the Corporation, if such person or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(3)    In addition, to be timely, a stockholder shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice (including any information regarding any Proposing Person or candidate whom a Proposing Person proposes to nominate for election as a director) shall be true and correct as of the record date for the determination of persons entitled to receive notice of the meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation no later than two business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than two business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof, and not later than two business days after the occurrence of any event or development that would cause the information provided to be not true and correct in all material respects. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder, or under any other provision of the Bylaws, to amend or update any proposal or nomination or to submit any new proposal or nomination, including without limitation by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.
(4)    Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 2.8 proposing business or a nomination to be brought before a meeting shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder (including any information submitted regarding any Proposing Person or any candidate whom a Proposing Person proposes to nominate for election as a director) in the notice delivered pursuant to the requirements of these Bylaws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the business or nomination proposed in the notice before the meeting) and (ii) such other information reasonably required by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these Bylaws by each Proposing Person or candidate whom a Proposing Person proposes to nominate for election as a director or the accuracy and completeness of any notice or solicitation given or made on behalf of a Proposing Person. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.
(5)    Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to this Section 2.8 proposing business or a nomination to be brought before a meeting shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information (including any information submitted regarding any Proposing Person) contained in any previously submitted stockholder notice and provide the disclosures required by Section 2.8 such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written

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supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.
(6)    Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, each candidate whom a stockholder proposes to nominate for election as a director shall, and such stockholder shall cause such nominee to, make himself or herself available for interviews with the Board of Directors and any duly authorized committee thereof within five business days of delivery of such request (or such other period as may be specified in such request).
(7)    For a notice pursuant to this Section 2.8 to comply with the requirements of this Section 2.8, each of the requirements of this Section 2.8 shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of this Section 2.8 the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of this Section 2.8 shall not be deemed responsive to any other provision of this Section 2.8 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to this Section 2.8. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 2.8 shall be disregarded and shall not satisfy the requirements of this Section 2.8.
(8)    For a notice pursuant to this Section 2.8 to comply with the requirements of this Section 2.8, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these Bylaws) all the information required to be included therein as set forth in this Section 2.8. A notice shall not be deemed to be in compliance with this Section 2.8 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and Exchange Commission not prepared solely in response to the requirements of these Bylaws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these Bylaws.
(9)    A stockholder submitting a notice pursuant to this Section 2.8, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Proposing Person or candidate whom a Proposing Person proposes to nominate for election as a director), as of the deadline for submitting the notice, is true, correct and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, correct and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 2.8 by any stockholder proposing business or a nomination to be brought before a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 2.8.
(10)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted, on a timely basis and in proper written form, a stockholder notice relating to nominees for such meeting, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(11)    For Proxy Access Nominations to be properly brought before an annual meeting of stockholders by an Eligible Stockholder or Nominating Stockholder, as applicable, pursuant to clause (c) of paragraph (A)(1) of this Bylaw, each Eligible Stockholder and/or Nominating Stockholder must fully comply with the timing, notice and other provisions in Section 2.14 of these Bylaws.
(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at

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which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, on the record date(s) for the determination of stockholders entitled to notice of and to vote at the special meeting and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.8(C) of this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. This paragraph (B) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting). For the avoidance of doubt, Proxy Access Nominations may not be made at any special meeting of stockholders.
(C)    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver in accordance with the time periods prescribed for delivery of notice under this Section 2.8 or, in the case of a Proxy Access Nomination brought under Section 2.14 of these Bylaws, in accordance with the timing, notice and other provisions of Section 2.14 of these Bylaws, to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (D) has disclosed to the Corporation any and all potential and actual conflicts of interest of such nominee with the Corporation and (E) will abide by the requirements of Section 2.9 of these Bylaws.
(D)    General.
(1)    Only such persons who are nominated in accordance with the procedures set forth in this Bylaw or Section 2.14 of these Bylaws shall be eligible to be elected at an annual meeting of stockholders or special meeting of stockholders (for the avoidance of doubt, Proxy Access Nominations under Section 2.14 may not be made at any special meeting of stockholders), as applicable, to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Corporation, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded. In addition, a nomination or business proposed to be brought by a stockholder pursuant to Section 2.8 may not be brought before a meeting if such stockholder or any Proposing Person takes action contrary to the representations made in the stockholder notice applicable to such nomination or business or if such stockholder notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Corporation, the stockholder notice was not updated in accordance with these Bylaws to cause the information provided therein to be true, correct, and complete in all respects.

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(2)    For purposes of this Bylaw, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (b) “Proposing Person” shall mean (i) the stockholder providing the notice of the nomination or business proposed to be brought before the meeting, (ii) the beneficial owner or beneficial owners, if any, on whose behalf such notice is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in such solicitation of proxies in respect of any such proposed nomination or business, (iv) any Affiliate (within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, (v) any person controlling, controlled by or under common control with such stockholder or beneficial owner, and (vi) any person acting in concert with such stockholder or beneficial owner; and (c) a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A, and a person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person.
(3)    Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19) and the General Corporation Law of the State of Delaware with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances. Subject to Rule 14a-8, Rule 14a-11 and Rule 14a-19 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
(4)    Without limiting the other provisions and requirements of this Section 2.8, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
Section 2.9    Procedure for Election of Directors; Required Vote.
(A)    Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority, when applicable, and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 2.8 or Section 2.14, as applicable, of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said

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Section 2.8 or Section 2.14, as applicable; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a “contested election,” but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.
(B)    If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director is expected to promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.9 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 of these Bylaws.
(C)    Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. To the extent required, the non-binding advisory vote pursuant to Section 14A(a)(2) of the Exchange Act with respect to the determination as to whether the advisory vote on executive compensation shall occur every one year, every two years or every three years shall be decided by a plurality of the votes cast among those three alternatives; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.
Section 2.10    Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 2.11    Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no

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record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Section 2.12    Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
Section 2.13    Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11.
Section 2.14    Proxy Access. Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (as defined in paragraph (A)(5) below), of one or more person(s) properly nominated for election (the “Stockholder Nominee”) to the Board of Directors by a qualifying stockholder or group of stockholders that satisfy the requirements of this Section 2.14, including qualifying as an Eligible Stockholder (as defined in paragraph (A)(4) below), and that expressly elects at the time of providing the written notice required by this Section 2.14 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.14.
(A)    For purposes of this Section 2.14:
(1)    “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;
(2)    “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (D) below) or qualifying as an Eligible Stockholder (as defined in paragraph (D) below);
(3)    “Affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;
(4)    A stockholder (and any Constituent Holders) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder or any Constituent Holder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) pursuant to an agreement to resell or (z) subject to any Short Interest (as described in Section 2.8(A)(2)(c) of these Bylaws), which is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or affiliate’s) or such Constituent Holder’s (or affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder (or affiliate) or such

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Constituent Holder (or affiliate), other than any such arrangements solely involving an exchange-traded fund that tracks the performance of an index referencing the shares of issuers in more than one industry and in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A stockholder or Constituent Holder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder or Constituent Holder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s ownership or Constituent Holder’s ownership of shares shall be deemed to continue during any period in which such stockholder or Constituent Holder has loaned such shares in the ordinary course of its business or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which, in either case of such loan or delegation, is recallable and/or revocable at any time by the stockholder or Constituent Holder, as applicable, and, in the case of loaned shares, on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings; and
(5)    The “Required Information” that the Corporation will include in its proxy statement is (a) the information concerning the Stockholder Nominee and the Eligible Stockholder(s) and Nominating Stockholder(s) that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (b) if the Eligible Stockholder and/or Nominating Stockholder so elects, a Statement (as defined in paragraph (F) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may, in its sole discretion, solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder, Nominating Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(B)    To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary of the Corporation at its principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and ends 60 days after the first anniversary date of the previous year’s annual meeting of stockholders (such meeting date referred to herein as an “Outside Meeting Date”), the Proxy Access Notice must be so delivered to, and received by, the Secretary of the Corporation no earlier than 180 days and no later than the 10th day following the date such Outside Meeting Date is first publicly announced or disclosed. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period or extend any time period for giving of a Proxy Access Notice.
(C)    The number of Stockholder Nominees (including Stockholder Nominees that were submitted by any Eligible Stockholder and/or Nominating Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall be the greater of (x) two and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2.14 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(1)    the number of directors in office or director candidates that, in either case, will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (1) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (1) equals or exceeds one (1); and
(2)    the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 2.14, other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

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provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting of stockholders, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder or Nominating Stockholder, as applicable, submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.14 shall (i) rank such Stockholder Nominees based on the order that such person desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted pursuant to this Section 2.14 exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominees submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the Permitted Number, each Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 2.14 selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached).
If the Permitted Number is not reached after each Eligible Stockholder or Nominating Stockholder, as applicable, has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.14 thereafter withdraws, has his or her nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy statement or otherwise submitted for director election pursuant to this Section 2.14.
(D)    An “Eligible Stockholder” is one or more stockholders of record or of beneficial ownership who own and have owned, or are acting on behalf of one (1) or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2.14, and as of the record date for determining stockholders eligible to vote at the annual meeting of stockholders, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are (i) a group of funds under common management and investment control, (ii) a group of funds under common management and funded primarily by the same employer, or (iii) a “family of investment companies” or a “group of investment companies” each as defined in the Investment Company Act of 1940, as amended (each a “Qualifying Fund”), shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (D) provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2.14 and provides information, together with the Proxy Access Notice documentation satisfactory to the Board or its designee, acting in good faith, that demonstrates it is a Qualifying Fund. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 2.14 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to all other applicable requirements being met).
(E)    No later than the final date when a Proxy Access Notice pursuant to this Section 2.14 may be timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:
(1)    the name and address of, and number of shares of Voting Stock owned by, such person;
(2)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven days prior to the date the Proxy Access Notice is

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delivered to the Corporation, such Eligible Stockholder (and each Constituent Holder) owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
(a)    within five days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and
(b)    immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;
(3)    the information, representations and agreements contemplated by Section 2.8 of these Bylaws (other than any such information, representations and agreements to be made relating specifically to the requirements of Rule 14a-19 promulgated under the Exchange Act);
(4)    a representation that such person:
(a)    acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;
(b)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.14;
(c)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) promulgated under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;
(d)    will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; and
(e)    will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.14;
(5)    in the case of a nomination by an Eligible Stockholder comprised of a group of stockholders that together is such an Eligible Stockholder, the designation by all group members (including Constituent Holders), as evidenced by a written agreement provided to the Corporation signed by all group members (including Constituent Holders), of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination (the “Nominating Stockholder”) (for the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder (including each Constituent Holder), any and all requirements and obligations for an Eligible Stockholder (including each Constituent Holder) that are set forth in this Section 2.14 shall apply to each such Eligible Stockholder; provided, however that, in such case, the Proxy Access Request Required Shares provision shall apply to the Eligible Stockholder comprised of a group of such stockholders that together comprises such an Eligible Stockholder);
(6)    an undertaking that such person agrees to:
(a)    assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether

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legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s and/or Nominating Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder and/or Nominating Stockholder provided to the Corporation; and
(b)    file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder and/or Nominating Stockholder of stockholders of the Corporation relating to the annual meeting of stockholders at which the Stockholder Nominee will be nominated and provide to the Corporation copies of any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting of stockholders that is exempt from filing with the Securities and Exchange Commission; and
(7)    a completed copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee that has been or will be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act.
In order to be considered timely, any information required by this Section 2.14 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than five days following the record date for the applicable annual meeting of stockholders, to disclose the foregoing information as of such record date, and (2) no later than the eighth day before the annual meeting of stockholders, to disclose the foregoing information as of the date that is 10 days prior to such annual meeting of stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.
(F)    The Eligible Stockholder or Nominating Stockholder, as applicable, may provide to the Secretary of the Corporation, at the time the information required by this Section 2.14 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s or Nominating Stockholder’s, as applicable, Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.
(G)    No later than the final date when a Proxy Access Notice pursuant to this Section 2.14 may be timely delivered to the Corporation, each Stockholder Nominee must deliver to the Secretary at the principal executive offices of the Corporation the completed and signed questionnaire, representation, agreement required by Section 2.8(C) of these Bylaws and:
(1)    provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy materials (and will not agree to be named in any other person’s proxy materials) as a nominee and to serving as a director of the Corporation if elected;
(2)    complete, sign and submit all other questionnaires required of the Corporation’s directors generally; and
(3)    provide such additional information as necessary to permit the Board of Directors to determine if any of the matters contemplated by paragraph (I) below apply to such Stockholder Nominee or if such nominee has any direct or indirect relationship with the Corporation or is or has previously been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission or Rule 506(d) of Regulation D under the Securities Act of 1933, as amended.
In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder), the Nominating Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder, the Nominating Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any

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such defect or limit the remedies (including, without limitation, under these Bylaws) available to the Corporation relating to any such defect.
(H)    For the avoidance of doubt, any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.14 or any other provision of the Bylaws, Certificate of Incorporation, or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at such annual meeting.
(I)    The Corporation shall not be required to include, pursuant to this Section 2.14, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(1)    who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed (or other listing standards applicable to the Corporation), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors;
(2)    whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded (or other such rules and listing standards applicable to the Corporation), or any applicable law, rule or regulation;
(3)    if the Eligible Stockholder (or any Constituent Holder), Nominating Stockholder or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2.14 or any agreement, representation or undertaking required by this Section;
(4)    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting;
(5)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; or
(6)    if the Corporation receives one or more stockholder notices nominating director candidates pursuant to Section 2.8 (but not this Section 2.14) of these Bylaws.
For the purposes of this paragraph (I), clauses (1), (2) and (5) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 2.14 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) or Nominating Stockholder being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder or Nominating Stockholder, as applicable, the exclusion from the proxy materials pursuant to this Section 2.14 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).
(J)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at any such annual meeting; or (ii) is not elected to the Board of Directors and does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the next two (2) annual meetings of stockholders.

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ARTICLE III
BOARD OF DIRECTORS
Section 3.1    General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 3.2    Number, Tenure and Term. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. Each director shall hold office until the next annual election of directors and until the director’s successor is elected and qualified.
Section 3.3    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place, if any, as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
Section 3.4    Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.
Section 3.5    Notice. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, email or facsimile transmission, orally by telephone or any other lawful means. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these Bylaws.
Section 3.6    Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 3.7    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 3.8    Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 3.9    Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which directors are elected and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.
Section 3.10    Chairman of the Board. The Chairman of the Board shall be chosen by the Board of Directors from among the directors annually at the regular meeting of the Board of Directors held after the annual meeting of stockholders or as soon thereafter as convenient. The Chairman of the Board shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death, his or her resignation or

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his or her removal, whichever event shall first occur. The Chairman of the Board shall preside at all meetings of the stockholders (subject to and as further described in Section 2.7) and shall preside at all meetings of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. He or she shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as the Chief Executive Officer and/or the President of the Corporation, if so elected by the Board of Directors.
Section 3.11    Committees of the Board: Executive Committee. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate an Audit Committee, a Compensation Committee, an Environmental, Safety and Corporate Responsibility Committee, a Nominating and Corporate Governance Committee, the powers of which are expressly provided for in this Bylaw, and one or more additional committees. Each committee shall consist of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.
Each committee shall create its own charter, which shall be reviewed by and approved at least annually by the Board of Directors. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 3.12    Compensation. The Board of Directors shall have the authority to fix the compensation of directors.
Section 3.13    Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
ARTICLE IV
OFFICERS
Section 4.1    Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and such other officers as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of these Bylaws. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or the Chief Executive Officer may appoint, such other officers (including a Treasurer, one or more Chief Operating Officers, one or more Executive Vice Presidents or Senior Vice Presidents and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board or the Chief Executive Officer, as the case may be.
Section 4.2    Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death, his or her resignation or his or her removal, whichever event shall first occur.

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Section 4.3    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall have general charge of the business and affairs of the Corporation and shall perform such other duties as may be assigned to the Chief Executive Officer by the Board of Directors. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board of Directors, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The Chief Executive Officer may also serve as Chairman of the Board, if so elected by the Board of Directors.
Section 4.4    President. The President shall, in the absence of or because of the inability to act of the Chairman of the Board of Directors and the Chief Executive Officer, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.
Section 4.5    Chief Operating Officer. Each Chief Operating Officer shall have such powers and perform such duties as may be assigned to such Chief Operating Officer by the Board of Directors or the Chief Executive Officer.
Section 4.6    Executive Vice President. Each Executive Vice President shall have such powers and perform such duties as may be assigned to such Executive Vice President by the Board of Directors or the Chief Executive Officer.
Section 4.7    Senior Vice President. Each Senior Vice President shall have such powers and perform such duties as may be assigned to such Senior Vice President by the Board of Directors or the Chief Executive Officer.
Section 4.8    Chief Financial Officer. The Chief Financial Officer shall:
(A)    be responsible for the accounts and other financial records of the Corporation consistent with directions of the Board of Directors or any committee of the Board of Directors assigned duties related thereto; be the custodian of the official corporate financial records;
(B)    prescribe the Corporation’s accounting practices and procedures in accordance with Generally Accepted Accounting Principles (GAAP) and the directions of the Board of Directors or any committee of the Board of Directors assigned duties related thereto;
(C)    prepare, analyze and interpret the Corporation’s financial results for use in the decision-making process; prepare and file external financial reports to satisfy stockholders, government regulatory bodies, financial institutions, and others;
(D)    verify or cause to be verified the accuracy of all financial statements and accounting reports issued by the Corporation;
(E)    oversee the investment of corporate funds; have primary contact with banks, investment bankers and investor groups to raise capital as directed by the Board of Directors or the Chief Executive Officer; and
(F)    perform such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.
Section 4.9    Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors or the Chief Executive Officer.
Section 4.10    Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.11    Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws

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and as required by law; he or she shall be custodian of the records and the Seal of the Corporation and affix and attest the Seal to all stock certificates of the Corporation (unless the Seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the Seal to all other documents to be executed on behalf of the Corporation under its Seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.
Section 4.12    Removal. Any officer elected, or agent appointed, by the Board of Directors, the Chairman of the Board or the Chief Executive Officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served by such removal. Any officer or agent appointed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer may be removed by the Chairman of the Board whenever, in his or her judgment, the best interests of the Corporation would be served thereby, except that the Chairman of the Board, the President, the Chief Financial Officer, and the Secretary may only be removed by the affirmative vote of a majority of the Whole Board. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
Section 4.13    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.
ARTICLE V
STOCK CERTIFICATES AND TRANSFERS
Section 5.1    Stock Certificates and Transfers.
(A)    The interest of each stockholder of the Corporation shall be evidenced by shares of stock which may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the appropriate officers of the Corporation may from time to time prescribe.
(B)    Shares of the stock of the Corporation evidenced by certificate shall be transferred on the books of the Corporation upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Shares of the stock of the Corporation which are uncertificated shall, upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto. It shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.
(C)    Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall contain such information as required under Delaware law.
(D)    Any certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 5.2    Lost, Stolen or Destroyed Certificates. With respect to any certificate for shares of stock in the Corporation alleged to have been lost, destroyed or stolen, upon production of evidence of loss, destruction or theft of a certificate for shares of stock in the Corporation, and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation.

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Section 5.3    Record Date of Stockholders. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders and as otherwise required by law, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive any such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 6.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.
Section 6.2    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.
Section 6.3    Seal. The Seal of the Corporation shall be circular in form, containing the words “CNX RESOURCES CORPORATION” and “DELAWARE” on the circumference, surrounding the words “SEAL” and the date “1991.” The Seal shall be in the custody of the Secretary.
Section 6.4    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.
Section 6.5    Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee, and it shall be the duty of the Board of Directors to cause such audit to be done annually.
Section 6.6    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.
Section 6.7    Indemnification and Insurance.
(A)    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided

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in paragraph (C) of this Bylaw, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified under this Bylaw or otherwise. The rights conferred in this Bylaw shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
(B)    To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Change of Control Severance Agreements of the Corporation, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
(C)    If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(D)    If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.
(E)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.
(F)    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw (i) shall not be exclusive of any other right which any person

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may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Bylaw that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
(G)    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
(H)    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
(I)    If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(J)    For purposes of this Bylaw:
(1)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(2)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.
(K)    Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
Section 6.8    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws (as any of them may be amended from time to time), or (D) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware in accordance with the preceding sentence (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by

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service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.8.
ARTICLE VII
CONTRACTS, PROXIES, ETC.
Section 7.1    Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President (including any Executive Vice President or Senior Vice President) may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 7.2    Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.
ARTICLE VIII
AMENDMENTS
Section 8.1    Amendments. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.

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